EXHIBIT 32.1

        The following certification is provided by the undersigned Chief Executive Officer and Principal Financial Officer of Saxon Capital, Inc. on the basis of such officer’s knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

CERTIFICATION

        In connection with the Quarterly Report of Saxon Capital, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on November 10, 2003 (the “Report”), the undersigned, as Chief Executive Officer and Principal Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

   November 10, 2003

By: /s/ Michael L. Sawyer —————————————— Michael L. Sawyer Chief Executive Officer

By: /s/ Robert B. Eastep —————————————— Robert B. Eastep Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request. This certification accompanies the Report and shall not be treated as having been filed as part of the Report.